EXHIBIT 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE HOLDER HEREOF SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT THE ISSUER’S PRINCIPAL OFFICE, CURRENTLY LOCATED AT 150-2625 N Green Valley Parkway, Henderson, NV 89014, TO OBTAIN THE INFORMATION RELATED TO THIS NOTE’S OID CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE OID REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.

REVOLVING CREDIT NOTE

Up to $ 833,334.00	Effective as of April 7, 2025

FOR VALUE RECEIVED, the undersigned, Body and Mind Inc., a Nevada corporation (“Borrower”), hereby promises to pay to the order of Bengal Catalyst Fund, LP, a Delaware limited partnership (“Lender”), the principal amount of eight hundred and thirty three thousand, three hundred and thirty four_ dollars ($ 833,334.00  ) or, if less, the aggregate unpaid principal amount of all Loans made pursuant to the non-revolving credit facility agreement effective as of September 9, 2024, as amended by that First Amendment, dated April 7, 2025, as it may hereafter be further amended, modified, extended or restated from time to time, (the “Agreement”), in lawful money of the United States of America and in immediately available funds, on or before the Maturity Date (as defined in the Agreement).  Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at the rates of interest as provided in the Agreement, on the dates and in the manner provided in said Agreement.

Borrower hereby authorizes Lender to endorse on Annex 1 to the Agreement, the amount and type of all Loans made to the Borrower and all payments of by Borrower in respect of such Loans, which endorsements shall constitute prima facie evidence, absent manifest error, as to the outstanding principal amount of all Loans owed to Borrower; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligation of the Borrower under the Agreement or this Agreement.

The Agreement provides for the acceleration of the payment of principal of and interest on such Loans upon the happening of certain Events of Default as defined in the Agreement.  This Revolving Credit Note is issued under the Agreement, and incorporated herein.  Borrower waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with this Revolving Credit Note.   This Revolving Credit Note shall be governed by and construed in accordance with the laws of the State of Nevada.

Body and Mind Inc. (“Borrower”)

By:	/s/ Michael Mills
Name:	Michael Mills
Its:	CEO